UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 __________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2015

 FS Investment Corporation III

(Exact name of Registrant as specified in its charter)

Maryland	814-01047	90-0994912
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 18, 2015, FS Investment Corporation III (the “Company”), through two wholly-owned, special-purpose financing subsidiaries, entered into a debt financing arrangement with Goldman Sachs Bank USA (“Goldman”), pursuant to which up to $300,000,000 will be made available to the Company to fund investments and for other general corporate purposes. The Company elected to structure the financing in the manner described more fully below in order to, among other things, obtain such financing at a lower cost than would be available through alternative arrangements.

Pursuant to the financing arrangement, assets in the Company’s portfolio may be sold and/or contributed by it from time to time to Germantown Funding LLC (“Germantown Funding”), a newly formed, special-purpose subsidiary of the Company, pursuant to an Amended and Restated Sale and Contribution Agreement, dated as of June 18, 2015, between the Company and Germantown Funding (the “Sale and Contribution Agreement”). As of June 18, 2015, the Company has not sold and/or contributed any assets to Germantown Funding. The assets to be held by Germantown Funding will secure the obligations of Germantown Funding under Floating Rate Notes (the “Notes”) to be issued from time to time by Germantown Funding to Society Hill Funding LLC (“Society Hill Funding”), another newly formed, special-purpose subsidiary of the Company, pursuant to an Indenture, dated as of June 18, 2015, with Citibank, N.A., as trustee (the “Indenture”). Pursuant to the Indenture, the aggregate principal amount of Notes that may be issued by Germantown Funding from time to time is $500,000,000. Society Hill Funding will purchase the Notes to be issued by Germantown Funding from time to time at a purchase price equal to their par value.

Interest on the Notes under the Indenture will accrue at the three-month London Interbank Offered Rate (“LIBOR”) plus a spread of 4.00% per annum. Principal and any unpaid interest on the Notes will be due and payable on the stated maturity date of October 15, 2027. Pursuant to the Indenture, Germantown Funding has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar transactions. The Indenture contains events of default customary for similar transactions, including: (a) the failure to make principal payments on the Notes at their stated maturity or any earlier redemption date or to make interest payments on the Notes within five business days of when due; (b) the failure to disburse amounts in excess of $1,000 in accordance with the priority of payments within ten business days of the payment date; and (c) the occurrence of certain bankruptcy and insolvency events with respect to Germantown Funding.

Society Hill Funding, in turn, has entered into a repurchase transaction with Goldman, pursuant to the terms of a master repurchase agreement and the related annex and master confirmation thereto, each dated as of June 18, 2015 and effective as of July 15, 2015 (collectively, the “Goldman Facility”). Pursuant to the Goldman Facility, on one or more occasions beginning July 15, 2015 to but excluding the date that is ten business days prior to July 15, 2019, Goldman will purchase Notes held by Society Hill Funding for an aggregate purchase price equal to 60% of the principal amount of Notes purchased. Subject to certain conditions, the maximum principal amount of Notes that may be purchased under the Goldman Facility is $500,000,000. Accordingly, the aggregate maximum amount payable to Society Hill Funding under the Goldman Facility will not exceed $300,000,000. Society Hill Funding will repurchase the Notes sold to Goldman under the Goldman Facility no later than July 15, 2019. The repurchase price paid by Society Hill Funding to Goldman will be equal to the purchase price paid by Goldman for the repurchased Notes, plus financing fees accrued at the applicable pricing rate under the Goldman Facility. Until November 15, 2015, financing fees will accrue on the aggregate purchase price paid by Goldman for such Notes. Thereafter, financing fees will accrue on $300,000,000 (even if the aggregate purchase price paid for Notes purchased by Goldman is less than that amount), unless and until the outstanding amount is reduced in accordance with the terms of the Goldman Facility. If the Goldman Facility is accelerated prior to July 15, 2019 due to an event of default or the failure of Germantown Funding to commit to sell any underlying assets that become defaulted obligations within 30 days, then Society Hill Funding must pay to Goldman a fee equal to the present value of the aggregate amount of the financing fees that would have been payable to Goldman from the date of acceleration through July 15, 2019 had the acceleration not occurred. The financing fee under the Goldman Facility is equal to three-month LIBOR plus a spread of up to 2.50% per annum for the relevant period.

Goldman may require Society Hill Funding to post cash collateral if the market value of the Notes (measured by reference to the market value of Germantown Funding’s portfolio of assets), together with any posted cash collateral, is less than the required margin amount under the Goldman Facility; provided, however, that Society Hill Funding will not be required to post cash collateral with Goldman until such market value has declined at least 10% from the initial market value of the Notes. In addition, if the market value of any underlying asset held in Germantown Funding’s portfolio of assets is less than 70% of the initial market value of such underlying asset, Goldman may require Society Hill Funding to post additional cash collateral in an amount equal to 15% of the outstanding principal balance of such underlying asset. In each such event, in order to satisfy these requirements, Society Hill Funding intends to borrow funds from the Company pursuant to an uncommitted Revolving Credit Agreement, dated as of June 18, 2015, between Society Hill Funding, as borrower, and the Company, as lender (the “Revolving Credit Agreement”). The Company may, in its sole discretion, make such loans from time to time to Society Hill Funding pursuant to the terms of the Revolving Credit Agreement. Borrowings under the Revolving Credit Agreement may not exceed $300,000,000 and will accrue interest at a rate equal to one-month LIBOR plus a spread of 0.75% per annum.

Pursuant to the Goldman Facility, Society Hill Funding has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar transactions. The Goldman Facility contains events of default customary for similar financing transactions, including: (a) failure to transfer the Notes to Goldman on the applicable purchase date or repurchase the Notes from Goldman on the applicable repurchase date; (b) failure to pay certain fees and make-whole amounts when due; (c) failure to post cash collateral as required; (d) the occurrence of insolvency events with respect to Society Hill Funding; and (e) the admission by Society Hill Funding of its inability to, or its intention not to, perform any of its obligations under the Goldman Facility.

Society Hill Funding paid an upfront fee and incurred certain other customary costs and expenses in connection with obtaining the Goldman Facility.

In connection with the Sale and Contribution Agreement, the Notes and the Indenture, Germantown Funding also entered into (i) an Amended and Restated Investment Management Agreement with the Company, as investment manager, dated as of June 18, 2015 (the “Management Agreement”), pursuant to which the Company will manage the assets of Germantown Funding; and (ii) a Collateral Administration Agreement with Virtus Group, LP (“Virtus”), as collateral administrator, dated as of June 18, 2015 (the “Administration Agreement”), pursuant to which Virtus will perform certain administrative services with respect to the assets of Germantown Funding.

Amounts outstanding under the Goldman Facility will be considered borrowings by the Company for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended, applicable to business development companies.

The foregoing descriptions of the Sale and Contribution Agreement, the Indenture, the Notes, the Goldman Facility, the Revolving Credit Agreement, the Management Agreement and the Administration Agreement, as set forth in this Item 1.01, are summaries only and are each qualified in all respects by the provisions of such agreements, copies of which are filed as Exhibits 10.1 through 10.7 and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 23, 2015. As of April 20, 2015, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, 140,173,376 shares of common stock were eligible to be voted, and 63,255,547 of those shares were voted in person or by proxy at the Annual Meeting. Stockholders were asked to consider and act upon the following proposals, each of which was described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2015 (the “Proxy Statement”):

•	Proposal No. 1 – the election of nine members to the board of directors of the Company to serve until the 2016 annual meeting of stockholders and until their successors are duly elected and qualified; and

•	Proposal No. 2 – the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

All director nominees listed in the Company’s Proxy Statement were elected by the Company’s stockholders at the Annual Meeting. The votes for, votes withheld and broker non-votes for each director nominee are set forth below:

Director Nominee	Votes for	Votes Withheld	Broker Non-Votes
David J. Adelman	27,827,209	699,454	34,728,884
Brian R. Ford	27,791,918	734,745	34,728,884
Michael C. Forman	27,825,066	701,597	34,728,884
Jeffrey K. Harrow	27,806,718	719,945	34,728,884
Michael J. Heller	27,827,746	698,917	34,728,884
Daniel J. Hilferty, III	27,768,006	758,657	34,728,884
Steven D. Irwin	27,827,245	699,418	34,728,884
Robert N.C. Nix, III	27,790,292	736,371	34,728,884
Peter G. Stanley	27,761,022	765,641	34,728,884

The proposal to ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was also approved by the Company’s stockholders at the Annual Meeting. The votes for, votes against and abstentions are set forth below:

Votes For	Votes Against	Abstentions
62,361,318	225,279	668,950

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Amended and Restated Sale and Contribution Agreement, dated as of June 18, 2015, by and between the Company and Germantown Funding LLC.
10.2	Indenture, dated as of June 18, 2015, by and between Germantown Funding LLC and Citibank, N.A., as trustee.
10.3	Germantown Funding LLC Floating Rate Notes due 2027.
10.4	September 1996 Version Master Repurchase Agreement between Goldman Sachs Bank USA and Society Hill Funding LLC, together with the related Annex and Master Confirmation thereto, each dated as of June 18, 2015.
10.5	Revolving Credit Agreement, dated as of June 18, 2015, by and between the Company and Society Hill Funding LLC.
10.6	Amended and Restated Investment Management Agreement, dated as of June 18, 2015, by and between Germantown Funding LLC and the Company.
10.7	Collateral Administration Agreement, dated as of June 18, 2015, by and among Germantown Funding LLC, the Company and Virtus Group, LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation III

Date:	June 24, 2015	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Amended and Restated Sale and Contribution Agreement, dated as of June 18, 2015, by and between the Company and Germantown Funding LLC.
10.2	Indenture, dated as of June 18, 2015, by and between Germantown Funding LLC and Citibank, N.A., as trustee.
10.3	Germantown Funding LLC Floating Rate Notes due 2027.
10.4	September 1996 Version Master Repurchase Agreement between Goldman Sachs Bank USA and Society Hill Funding LLC, together with the related Annex and Master Confirmation thereto, each dated as of June 18, 2015.
10.5	Revolving Credit Agreement, dated as of June 18, 2015, by and between the Company and Society Hill Funding LLC.
10.6	Amended and Restated Investment Management Agreement, dated as of June 18, 2015, by and between Germantown Funding LLC and the Company.
10.7	Collateral Administration Agreement, dated as of June 18, 2015, by and among Germantown Funding LLC, the Company and Virtus Group, LP.